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CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
State Farm Life and Accident Assurance Company


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 2 Registration Statement of State Farm Life and Accident Assurance Company Variable Life Separate Account on Form S-6 (No. 333-64345) of our report dated February 22, 2000 relating to the statutory financial statements of State Farm Life and Accident Assurance Company. We also consent to the incorporation by reference to our Firm under the caption "Experts" in the Prospectus.

PricewaterhouseCoopers LLP

Chicago, IL

April 25, 2000